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Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference therein of our reports dated February 5, 2001, (except for Note 12 for Liberty Property Trust and Note 11 for Liberty Property Limited Partnership, as to which the date is March 14, 2001), with respect to the consolidated financial statements and schedule of Liberty Property Trust and Liberty Property Limited Partnership included in the Annual Reports (Form 10-K) of Liberty Property Trust and Liberty Property Limited Partnership for the year ended December 31, 2000 in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-65592) and related Prospectus of Liberty Property Trust and Liberty Property Limited Partnership for the registration of $300,001,000 of common shares of beneficial interest, preferred shares of beneficial interest, depository shares, warrants, guaranties or debt securities.


Philadelphia, Pennsylvania
October 8, 2001